81591	Exhibit 10.24

ASSIGNMENT AND BILL OF SALE

THIS ASSIGNMENT AND BILL OF SALE (“Assignment”) executed by Bayshore Exploration L.L.C., a Texas Limited Liability Company (“Assignor”), whose address is 1949 Clens Rd., Bellville, Austin County, Texas 77418, to Entheos Technologies, a Nevada corporation, whose address is Suite 216, 1628 West 1st Ave, Vancouver, BC, Canada (“Assignee”), dated effective 12:01 a.m. on September 1, 2008 (said hour and day being hereinafter called the “Effective Time”).

ARTICLE I

Assignment of Oil and Gas Properties

Assignor, for Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee, the receipt and sufficiency of which consideration are hereby acknowledged and confessed, by these presents does hereby ASSIGN, TRANSFER, SET OVER and DELIVER unto Assignee, in the respective percentage set forth below, all of Assignor’s right, title and interest in and to the following properties described below in Section 1.2.

1.1.      Percentage.

Bayshore Exploration L.L.C.	21.75% of 8/8ths
Assignor	Working Interest

1.2       Properties.  The interests granted, bargained, sold, conveyed, assigned and delivered to Assignee pursuant to this Article I and described in this Section 1.2 are hereinafter sometimes collectively called the “Properties”:

(a)           All of Assignor’s right, title and interest in, to and under or derived from the oil and gas leasehold interests, fee interests and mineral interests in the lands described on Exhibit “A”, (the “Lease”);

(b)           All of Assignor’s right, title and interest in, to and under or derived from the oil and gas well located on the Lease described on Exhibit “A” (the “Well”);

(c)           All of Assignor’s right, title and interest in and to, or derived from, all of the presently existing and valid unitization and pooling agreements and units (including all units formed by voluntary agreement and those formed under the rules, regulations, orders or other official acts of any governmental entity having appropriate jurisdiction) to the extent they relate to any of the interests in the Lease or the Well;

(d)           All of Assignor’s right, title and interest in and to all oil, gas and/or other liquid or gaseous hydrocarbons (collectively, the “Hydrocarbons”) produced from or attributable to the Lease or the Well and attributable to the period from and after the Effective Time;

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(e)          All of Assignor’s right, title and interest in and to, or derived from, all of the presently existing and valid oil sales contracts, casinghead gas sales contracts, gas sales contracts, processing contracts, gathering contracts, transportation contracts, easements, rights-of-way, servitudes, surface leases and other contracts, to the extent the same are assignable and relate to the Lease or the Well;

(f)           All of Assignor’s right, title and interest in and to all personal property and improvements (collectively, the “Equipment”), including without limitation, wells (whether producing, plugged and abandoned, shut-in, injection, disposal or water supply), tanks, boilers, platforms, buildings, fixtures, machinery, equipment, pipelines, utility lines, power lines, telephone lines, telegraph lines and other appurtenances located on, in, under and about the Lease or the Well, to the extent the same are situated upon and used or held for use by Assignor in connection with the ownership, operation, maintenance and repair of the Lease or the Well, subject to the reservations stated below;

(g)          All franchises, licenses, permits, approvals, consents, certificates and other authorizations and other rights granted by governmental authorities and all certificates of convenience or necessity, immunities, privileges, grants and other rights that relate to the Properties or the ownership or operation of any thereof, to the extent the same are assignable (the “Permits”); and

(h)          All of Assignor’s books, records and files related to the any of the properties described in (a) through (f) above, including all (i) abstracts, title opinions, title reports, environmental site assessments, environmental compliance reports, lease and land files, surveys, analyses, compilations, correspondence, filings with and reports to regulatory agencies and other documents, contracts, agreements and instruments that in any manner relate to such properties, (ii) computer databases that are owned by or licensed to Assignor that relate to such properties, (iii) geophysical, geological, engineering, exploration, production and other technical data, magnetic field recordings, digital processing tapes, field prints, summaries, reports and maps, whether written or in electronically reproducible form, that are in the possession of Assignor and relate to such properties and (iv) all other books, records, files and magnetic tapes containing title or other information that are in the possession of Assignor and relate to such properties (the “Data”), but specifically excluding (i) previous offers and economic analyses associated the acquisition, sale or exchange of such properties, (ii) interpretive information, (iii) personnel information, (iv) corporate, legal, financial and tax information, (v) information covered by a non-disclosure obligation, (vi) information covered by a legal privilege and (vii) any other Data or information that Assignor does not have the right to assign to Assignee.

TO HAVE AND TO HOLD the Properties unto Assignee, its respective successors and assigns forever, subject, however, to the matters set forth herein.

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ARTICLE III

Warranty of Title; Permitted Encumbrances

2.1       Warranty of Title.  Assignor is the lawful owner or and has good title to the interests above assigned in and to said Lease, estate rights and property, free and clear from all liens, encumbrances or adverse claims (the “Permitted Encumbrances”).  The Lease is a valid and subsisting lease on the land described above and all rentals and royalties have been paid and all conditions necessary to keep the same in full force have been duly performed; and the Assignor does hereby bind itself to warrant and forever defend, all and singular, the Properties unto Assignee, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Assignor, but not otherwise, and subject to the Permitted Encumbrances.

2.2       Disclaimer of Representations and Warranties.  THE PROPERTIES ARE ASSIGNED TO ASSIGNEE “AS IS, WHERE IS” AND WITH ALL FAULTS IN THEIR PRESENT CONDITION AND STATE OF REPAIR, WITHOUT RECOURSE. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 2.1 HEREOF, ASSIGNOR HEREBY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES CONCERNING THE PROPERTIES, EXPRESS, STATUTORY, IMPLIED OR OTHERWISE, INCLUDING. WITHOUT LIMITATION, ANY WARRANTIES OF TITLE, THE QUALITY OF HYDROCARBON’ RESERVES, THE QUANTITY OF HYDROCARBON RESERVES, THE AMOUNT OF REVENUES, THE AMOUNT OF OPERATING COSTS, CONDITION (PHYSICAL OR ENVIRONMENTAL), QUALITY, COMPLIANCE WITH APPLICABLE LAWS, ABSENCE OF DEFECTS (LATENT OR PATENT), SAFETY, STATE OF REPAIR, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ASSIGNEE EXPRESSLY RELEASE ASSIGNOR FROM THE SAME.  ASSIGNOR DISCLAIMS ANY AND ALL LIABILITY AND RESPONSIBILITY FOR AND ASSOCIATED WITH THE QUALITY, ACCURACY, COMPLETENESS OR MATERIALITY OF THE RECORDS AND ANY OTHER INFORMATION PROVIDED AT ANY TIME (WHETHER ORAL OR WRITTEN) TO ASSIGNEE, ITS OFFICERS, AGENTS, EMPLOYEES AND REPRESENTATIVES IN CONNECTION WITH THE PROPERTIES, INCLUDING WITHOUT LIMITATION, QUALITY OF HYDROCARBON RESERVES, QUANTITY OF HYDROCARBON RESERVES, AMOUNT OF REVENUES, AMOUNT OF OPERATING COSTS, FINANCIAL DATA, CONTRACT DATA, ENVIRONMENTAL CONDITION OF THE PROPERTIES, PHYSICAL CONDITION OF THE PROPERTIES AND CONTINUED FINANCIAL VIABILITY OF THE PROPERTIES, AND ASSIGNEE EXPRESSLY RELEASE ASSIGNOR FROM THE SAME.

2.3       Subrogation.  Assignee shall be and are hereby subrogated to all covenants and warranties of tide by parties (other than Assignor) heretofore given or made to Assignor or its predecessors in title in respect of any of the Properties.

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ARTICLE II

Miscellaneous

3.1       Further Assurances.  Assignor covenants and agrees to execute and deliver to Assignee all such other and additional instruments and other documents and will do all such other acts and things as may be necessary more fully to assure to Assignee or its successors or assigns, all of the respective properties, rights and interests herein and hereby assigned or intended to be assigned, including without limitation, executing separate assignments of individual oil, gas and mineral lease or interests therein, which are included in the Properties and which are necessary to facilitate the recognition of Assignee’s ownership of the Properties.

3.2       Successors and Assigns.  All of the provisions hereof shall inure to the benefit of and be binding upon the respective successors and assigns of Assignor and Assignee.  All references herein to either Assignor or Assignee shall include their respective successors and assigns.

3.3       Counterparts.  This Assignment may be executed in several original counterparts, all of which are identical, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one and the same assignment.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed on the dates of their respective acknowledgments set forth below, to be effective, however, as of the Effective Time.

Assignor

Bayshore Exploration, L.L.C.

/s/ Jamin Swantner
Jamin Swantner, President

STATE OF TEXAS	)	[NOTARY SEAL]

COUNTY OF WASHINGTON	)

This instrument was acknowledged before me on the 5th day of September, 2008, by Jamin Swantner, President of Bayshore Exploration L.L.C., a Texas Limited Liability Company, on behalf of said corporation.

/s/ Drake A. Faske
Notary Public in and for the State of Texas

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EXHIBIT “A”

Attached to and made a part of that certain Assignment and Bill of Sale from Bayshore Exploration L.L.C. (“Assignor”) to Entheos Technologies, Inc. (“Assignee”) pertaining to the Bayshore Exploration L.L.C.- Cooke No. 6 Well and the 40-acre proration unit assigned thereto located in La Salle County, Texas and further described as follows:

Description of the Properties:

Well Name:	Bayshore Exploration L.L.C. – Cooke No. 6 Well
Working Interest Ownership:	21.75% of 8/8ths
Net Revenue Interest:	16.3125% of 8/8ths
Leasehold Interest:	21.75% of 8/8ths

Proration Unit:	Bayshore Exploration L.L.C. – Cooke No. 6 Well
Located at 1107 feet from the South line and 635
feet from the West line of the H.&G.N. R.R. Co.
Survey No. 237, Abstract No. 308, La Salle
County, Texas, including the 40-acre unit assigned
thereto which is the SW/4 of the SW/4 of the
H.&G.N. R.R. Co. Survey No. 237, Abstract No.
308, La Salle County, Texas.

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[FILED/RECORDING STAMP]
[September 29, 2008]

81591

THE STATE OF TEXAS
COUNTY OF LA SALLE

I CERTIFY THAT THIS INSTRUMENT WAS FILED ON THE
DATE AND AT THE TIME STAMPED HEREON BY ME AND WAS
DULY RECORDED IN THE VOLUME AND PAGE OF THE
DEED RECORDS OF LA SALLE COUNTY,
TEXAS AS STAMPED HEREON BY ME.

[COUNTY CLERK LA SALLE COUNTY SEAL]

[stamped signature – Margarita A. Esqueda]

COUNTY CLERK
LA SALLE COUNTY, TEXAS

BY:[signature] Deputy